Exhibit 5.1

July 18, 2018

Medigus Ltd.

7A Industrial Park, P.O. Box 3030

Omer, 84965

Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to Medigus Ltd. (the “Company”), an Israeli company, in connection with the registration by the Company (including in connection with an over-allotment option granted to the underwriters) of up to $46,000,000 of: (A) units, with each unit consisting of (i) one American Depositary Share (an “ADS”), each representing 20 ordinary shares, par value 1.00 per share of the Company (the "Ordinary Shares"), and (ii) series C warrants (the “Series C Warrants”, and together with the ADSs, the “Units”) to purchase one ADS per such warrant, and (B) pre-funded units, with each pre-funded unit consisting of (i) a pre-funded warrant (the “Pre-funded Warrants”) to purchase one ADS, and (ii) one Series C Warrant (together with the Pre-funded Warrants, the “Pre-funded Units”), and up to $1,006,250 of warrants (the “Underwriters Warrants”, and together with the Units and the Pre-funded Units, the ADSs, the Series C Warrants, the Pre-Funded Warrants and the Ordinary Shares, the “Securities”) to purchase ADSs, issued to the Underwriters (as defined below). The Securities are being registered by the Company, which has engaged H.C. Wainwright & Co., LLC (the “Underwriters”) to act as underwriters in connection with a public offering of the Company (the “Offering”). The proposed maximum aggregate offering price of the Units proposed to be sold in the Offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of any Pre-funded Units offered and sold in the Offering, and the proposed maximum aggregate offering price of the Pre-funded Units to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of any Units sold in the Offering. This opinion letter is rendered pursuant to Item 8(a) of Form F-1 promulgated by the United States Securities and Exchange Commission (the “SEC”) and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of registration statement on Form F-1 (Registration Statement No. 333-225610) (the “Registration Statement”) filed by the Company with the SEC, the Company’s articles of association (the "Articles"), resolutions of the Company’s board of directors (the “Board”) which have heretofore been approved and relate to the Offering and such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) upon payment to the Company of the consideration in such amount and form as shall be determined by the Board or an authorized committee thereof, the Ordinary Shares underlying the ADSs, when issued and sold in the Offering as described in the Registration Statement, will be duly validly issued, fully paid and non-assessable and (ii) the Ordinary Shares underlying the ADSs to be issued upon the exercise of the Series C Warrants, the Pre-funded Warrants and the Underwriters Warrants, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor as shall be determined by the Board or an authorized committee thereof, in accordance with and in the manner described in the Registration Statement and the applicable warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, U.S. counsel to the Company, may rely on the opinions given herein in rendering their opinion of even date herewith in connection with the Registration Statement.

Very truly yours,

/s/ Meitar Liquornik Geva Leshem Tal, Law Offices
Meitar Liquornik Geva Leshem Tal, Law Offices